Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER 2014 RESULTS

First-Quarter Highlights

•	Company Reports Results at High End of Guidance

•	Las Vegas Locals Generates Fifth Straight Quarter of EBITDA Growth

LAS VEGAS - APRIL 30, 2014 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2014.

Boyd Gaming reported first-quarter 2014 net revenues of $708.3 million, compared to $735.6 million during the same quarter in 2013, and total Adjusted EBITDA(1) of $144.5 million, versus $163.5 million in the year-ago quarter. Adjusted EBITDA was negatively impacted by an estimated $10 million to $12 million during the quarter due to unusually severe winter weather at the Company’s operations outside of Nevada. Additionally, Borgata’s online gaming operations recorded a $3.2 million operating loss related to its launch.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Boyd Gaming continued to make steady progress in the first quarter, delivering results at the high end of our guidance. We were particularly encouraged by the performance of our Las Vegas Locals business, which generated its fifth straight quarter of EBITDA growth. The refinements we have made to our operations are paying clear dividends in all segments of our business, and we expect additional benefits as the economy recovers. We further strengthened our financial position as well, repaying an additional $55 million in debt in the first quarter. We are diligently focused on building long-term value for our shareholders, and I remain confident about our future prospects.”

Adjusted Earnings(1) for the first quarter 2014 reflect a loss of $4.1 million, or $0.04 per share, compared to income of $1.4 million, or $0.02 per share, for the same period in 2013. The calculations of Adjusted Earnings and Adjusted Earnings per share are presented in a table at the end of this press release.

On a GAAP basis, the Company reported a net loss of $6.2 million, or $0.06 per share, for the first quarter 2014, compared to a net loss of $7.3 million, or $0.08 per share, for the year-ago period.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2014 net revenues were $151.4 million, compared to $152.8 million in the year-ago quarter. First-quarter 2014 Adjusted EBITDA increased 2.0% to $40.0 million, compared to $39.2 million in the first quarter of 2013. Growth in non-gaming operations and continued efficiencies helped drive the fifth consecutive quarter of EBITDA gains and margin improvements in the Locals segment.

Downtown
In the Downtown Las Vegas segment, net revenues were $55.7 million in the first quarter of 2014, up 3.1% from $54.1 million in the year-ago period. Adjusted EBITDA increased 31.2% to $9.3 million, compared to $7.1 million in the first quarter of 2013. Results benefited from increased traffic from Fremont Street, as well as continued yield improvements in the Company’s Hawaiian charter service.

Midwest and South; Peninsula
In the Midwest and South segment, net revenues were $211.6 million, compared to $229.1 million in the first quarter of 2013. Adjusted EBITDA was $44.1 million versus $49.7 million in the year-ago period.

During the first quarter of 2014, the Peninsula segment reported net revenues of $122.3 million and Adjusted EBITDA of $44.8 million. This compares to net revenues of $133.9 million and Adjusted EBITDA of $50.7 million in the first quarter of 2013.

Results were predominately impacted by unusually severe winter weather, as well as continued softness in the casual gaming segment.

Borgata
Borgata, the Company’s 50% joint venture, reported first-quarter 2014 net revenues of $167.3 million, including $7.7 million from its online gaming operations, compared to $165.6 million in revenues reported in the year-ago period. Adjusted EBITDA was $20.4 million, compared to $28.4 million in the first quarter of 2013.

Results reflect reduced visitation due to unusually severe winter weather throughout the quarter. Adjusted EBITDA was further impacted by a $3.2 million loss in Borgata’s online gaming operations related to the launch of this business, primarily as a result of approximately $2 million in non-recurring marketing and advertising expenses.

Key Balance Sheet Statistics
As of March 31, 2014, Boyd Gaming had cash on hand of $162.9 million, including $27.9 million related to Peninsula and $29.0 million related to Borgata.

Total debt was $4.37 billion, of which $1.14 billion was related to Peninsula and $809.3 million was related to Borgata.

Full-Year Guidance
For the full-year 2014, Boyd Gaming currently projects total Adjusted EBITDA of $600 million to $620 million.

Conference Call Information
Boyd Gaming will host its conference call to discuss first-quarter 2014 results today, April 30, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 4440004. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or http://www.videonewswire.com/event.asp?id=99039

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, April 30, beginning at 7:00 p.m. Eastern and continuing through Thursday, May 8, at 9 a.m. Eastern. The conference number for the replay will be 10045059. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2014	2013
Revenues
Gaming	$608,757	$632,559
Food and beverage	106,643	111,774
Room	64,380	63,855
Other	38,960	39,311
Gross revenues	818,740	847,499
Less promotional allowances	110,391	111,915
Net revenues	708,349	735,584

Costs and expenses
Gaming	285,174	297,262
Food and beverage	57,269	60,053
Room	13,170	13,100
Other	27,792	28,174
Selling, general and administrative	124,679	124,028
Maintenance and utilities	43,264	39,209
Depreciation and amortization	66,179	70,038
Corporate expense	19,920	15,356
Preopening expenses	784	2,365
Impairments of assets	1,633	—
Asset transactions costs	155	3,013
Other operating charges and credits, net	(186)	1,566
Total costs and expenses	639,833	654,164
Operating income	68,516	81,420

Other expense (income)
Interest income	(476)	(656)
Interest expense, net of amounts capitalized	75,503	95,682
Loss on early extinguishments of debt	154	—
Other, net	(288)	(518)
Total other expense, net	74,893	94,508

Loss from continuing operations before income taxes	(6,377)	(13,088)
Income taxes	(4,848)	2,424
Loss from continuing operations, net of tax	(11,225)	(10,664)
Income (loss) from discontinued operations, net of tax	—	(963)
Net loss	(11,225)	(11,627)
Net loss attributable to noncontrolling interest	5,043	4,343
Net loss attributable to Boyd Gaming Corporation	$(6,182)	$(7,284)

Basic net loss per common share
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	—	(0.01)
Basic net loss per common share	$(0.06)	$(0.08)
Weighted average basic shares outstanding	109,753	87,974

Diluted net loss per common share
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	—	(0.01)
Diluted net loss per common share	$(0.06)	$(0.08)
Weighted average diluted shares outstanding	109,753	87,974

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2014	2013
Net Revenues by Reportable Segment
Las Vegas Locals	$151,443	$152,827
Downtown Las Vegas	55,733	54,083
Midwest and South	211,636	229,117
Peninsula	122,273	133,913
Borgata	167,264	165,644
Net revenues	$708,349	$735,584

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$40,007	$39,205
Downtown Las Vegas	9,327	7,111
Midwest and South	44,098	49,682
Peninsula	44,761	50,712
Wholly owned property Adjusted EBITDA	138,193	146,710
Corporate expense (1)	(14,171)	(11,638)
Wholly owned Adjusted EBITDA	124,022	135,072
Borgata	20,446	28,405
Adjusted EBITDA	144,468	163,477

Other operating costs and expenses
Deferred rent	906	957
Depreciation and amortization	66,179	70,038
Preopening expenses	784	2,365
Share-based compensation expense	6,481	4,091
Impairments of assets	1,633	—
Asset transactions costs	155	3,013
Other operating charges and credits, net	(186)	1,593
Total other operating costs and expenses	75,952	82,057
Operating income	68,516	81,420
Other non-operating items
Interest expense, net	75,027	95,026
Loss on early extinguishments of debt	154	—
Other, net	(288)	(518)
Total other non-operating items, net	74,893	94,508
Loss from continuing operations before income taxes	(6,377)	(13,088)
Income taxes	(4,848)	2,424
Loss from continuing operations, net of tax	(11,225)	(10,664)
Income (loss) from discontinued operations, net of tax	—	(963)
Net loss	(11,225)	(11,627)
Net loss attributable to noncontrolling interest	5,043	4,343
Net loss attributable to Boyd Gaming Corporation	$(6,182)	$(7,284)
_______________________________________________

(1) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2014	2013
Corporate expense as reported on Consolidated Statements of Operations	$19,920	$15,356
Corporate share-based compensation expense	(5,749)	(3,718)
Corporate expense as reported on the above table	$14,171	$11,638

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Loss to Adjusted Earnings (Loss) and Net Loss Per Share to Adjusted Earnings (Loss) Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2014	2013
Net loss attributable to Boyd Gaming Corporation	$(6,182)	$(7,284)
Less: (income) loss from discontinued operations, net of tax (1)	—	963
Adjusted net loss attributable to Boyd Gaming Corporation	(6,182)	(6,321)

Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	751	4,298
Loss on early extinguishments of debt	154	—
Impairments of assets	1,633	—
Asset transactions costs	157	2,679
Other operating charges and credits, net	216	1,566
Other (income) loss	(375)	(817)

Pretax adjustments related to Borgata:
Preopening expenses	33	—
Valuation adjustments related to consolidation, net	(634)	(259)
Asset transactions costs	(2)	334
Other operating charges and credits, net	(402)	—
Total adjustments	1,531	7,801

Income tax effect for above adjustments	45	(31)
Impact on noncontrolling interest, net	504	(38)
Adjusted earnings (loss)	$(4,102)	$1,411

Net loss per share attributable to Boyd Gaming Corporation	$(0.06)	$(0.08)
Less: (income) loss from discontinued operations, net of tax (1)	—	0.01
Adjusted net loss per share attributable to Boyd Gaming Corporation	(0.06)	(0.07)
Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	0.01	0.05
Impairments of assets	0.01	—
Asset transactions costs	—	0.03
Other operating charges and credits, net	—	0.02
Other (income) loss	—	(0.01)

Pretax adjustments related to Borgata:
Valuation adjustments related to consolidation, net	(0.01)	—
Total adjustments	0.01	0.09

Income tax effect for above adjustments	—	—
Impact on noncontrolling interest, net	0.01	—
Adjusted earnings (loss) per share	$(0.04)	$0.02

Weighted average shares outstanding	109,753	88,354
_______________________________________________
(1) Results for the prior year period are adjusted to exclude the financial results of Dania Jai-Alai, which was sold during the second quarter of 2013.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2014
(Unaudited)

	Boyd Gaming Wholly Owned
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Total	Borgata (1)	Eliminations	Boyd Gaming Consolidated
Revenues
Gaming	$341,204	$113,867	$—	$455,071	$153,686	$—	$608,757
Food and beverage	66,141	9,448	—	75,589	31,054	—	106,643
Room	38,811	—	—	38,811	25,569	—	64,380
Other	31,172	3,898	(4,681)	30,389	8,571	—	38,960
Gross revenues	477,328	127,213	(4,681)	599,860	218,880	—	818,740
Less promotional allowances	53,835	4,940	—	58,775	51,616	—	110,391
Net revenues	423,493	122,273	(4,681)	541,085	167,264	—	708,349

Costs and expenses
Gaming	168,499	53,211	—	221,710	63,464	—	285,174
Food and beverage	35,488	6,086	—	41,574	15,695	—	57,269
Room	10,386	—	—	10,386	2,784	—	13,170
Other	18,661	7,313	(4,681)	21,293	6,499	—	27,792
Selling, general and administrative	70,904	12,373	—	83,277	41,402	—	124,679
Maintenance and utilities	23,081	3,210	—	26,291	16,973	—	43,264
Depreciation and amortization	33,854	18,464	—	52,318	13,861	—	66,179
Corporate expense	19,497	423	—	19,920	—	—	19,920
Preopening expenses	566	185	—	751	33	—	784
Impairments of assets	1,633	—	—	1,633	—	—	1,633
Asset transactions costs	139	18	—	157	(2)	—	155
Other, net	150	66	—	216	(402)	—	(186)
Total costs and expenses	382,858	101,349	(4,681)	479,526	160,307	—	639,833

Operating income from Borgata	3,478	—	—	3,478	—	(3,478)	—

Operating income	44,113	20,924	—	65,037	6,957	(3,478)	68,516

Other expense (income)
Interest income	(4)	(472)	—	(476)	—	—	(476)
Interest expense, net of amounts capitalized	38,495	19,318	—	57,813	17,690	—	75,503
Loss on early extinguishments of debt	—	154	—	154	—	—	154
Other, net	(391)	103	—	(288)	—	—	(288)
Other non-operating expenses from Borgata, net	8,521	—	—	8,521	—	(8,521)	—
Total other expense, net	46,621	19,103	—	65,724	17,690	(8,521)	74,893

Income (loss) from continuing operations before taxes	(2,508)	1,821	—	(687)	(10,733)	5,043	(6,377)
Income taxes	(1,701)	(3,794)	—	(5,495)	647	—	(4,848)
Income (loss) from continuing operations, net of tax	(4,209)	(1,973)	—	(6,182)	(10,086)	5,043	(11,225)
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	—
Net income (loss)	(4,209)	(1,973)	—	(6,182)	(10,086)	5,043	(11,225)
Net income (loss) attributable to noncontrolling interest	—	—	—	—	—	5,043	5,043
Net income (loss) attributable to Boyd Gaming Corporation	$(4,209)	$(1,973)	$—	$(6,182)	$(10,086)	$10,086	$(6,182)

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2014
(Unaudited)

	Boyd Gaming Wholly Owned
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Total	Borgata (1)	Eliminations	Boyd Gaming Consolidated
Basic net loss per common share
Continuing operations				$(0.06)			$(0.06)
Discontinued operations				—			—
Basic net loss per common share				$(0.06)			$(0.06)
Weighted average basic shares outstanding				109,753			109,753

Diluted net loss per common share
Continuing operations				$(0.06)			$(0.06)
Discontinued operations				—			—
Diluted net loss per common share				$(0.06)			$(0.06)
Weighted average diluted shares outstanding				109,753			109,753
_______________________________________________

(1)
Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2013
(Unaudited)

	Boyd Gaming Wholly Owned
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Total	Borgata (1)	LVE (Variable Interest Entity) (2)	Eliminations	Boyd Gaming Consolidated
Revenues
Gaming	$360,968	$125,911	$—	$486,879	$145,680	$—	$—	$632,559
Food and beverage	68,148	9,691	—	77,839	33,935	—	—	111,774
Room	37,181	—	—	37,181	26,674	—	—	63,855
Other	31,596	3,696	(5,171)	30,121	9,190	1,933	(1,933)	39,311
Gross revenues	497,893	139,298	(5,171)	632,020	215,479	1,933	(1,933)	847,499
Less promotional allowances	56,694	5,385	—	62,079	49,836	—	—	111,915
Net revenues	441,199	133,913	(5,171)	569,941	165,643	1,933	(1,933)	735,584

Costs and expenses
Gaming	179,357	56,759	—	236,116	61,146	—	—	297,262
Food and beverage	36,025	6,700	—	42,725	17,328	—	—	60,053
Room	10,103	—	—	10,103	2,997	—	—	13,100
Other	19,205	7,463	(5,171)	21,497	6,677	—	—	28,174
Selling, general and administrative	74,882	14,371	—	89,253	34,775	—	—	124,028
Maintenance and utilities	21,814	3,079	—	24,893	14,316	—	—	39,209
Depreciation and amortization	32,733	21,697	—	54,430	15,608	—	—	70,038
Corporate expense	14,270	1,086	—	15,356	—	—	—	15,356
Preopening expenses	4,298	—	—	4,298	—	—	(1,933)	2,365
Asset transactions costs	2,571	108	—	2,679	334	—	—	3,013
Other, net	1,566	—	—	1,566	—	—	—	1,566
Total costs and expenses	396,824	111,263	(5,171)	502,916	153,181	—	(1,933)	654,164

Operating income from Borgata	6,231	—	—	6,231	—	—	(6,231)	—

Operating income	50,606	22,650	—	73,256	12,462	1,933	(6,231)	81,420

Other expense (income)
Interest income	(129)	(527)	—	(656)	—	—	—	(656)
Interest expense, net of amounts capitalized	50,147	22,385		72,532	20,774	2,376		95,682
Other, net	—	(518)	—	(518)	—	—	—	(518)
Other non-operating expenses from Borgata, net	10,131	—	—	10,131	—	—	(10,131)	—
Total other expense, net	60,149	21,340	—	81,489	20,774	2,376	(10,131)	94,508

Income (loss) from continuing operations before taxes	(9,543)	1,310	—	(8,233)	(8,312)	(443)	3,900	(13,088)
Income taxes	6,603	(4,691)	—	1,912	512	—	—	2,424
Income (loss) from continuing operations, net of tax	(2,940)	(3,381)	—	(6,321)	(7,800)	(443)	3,900	(10,664)
Income (loss) from discontinued operations, net of tax	(963)	—	—	(963)	—	—	—	(963)
Net income (loss)	(3,903)	(3,381)	—	(7,284)	(7,800)	(443)	3,900	(11,627)
Net income (loss) attributable to noncontrolling interest	—	—	—	—	—	443	3,900	4,343
Net income (loss) attributable to Boyd Gaming Corporation	$(3,903)	$(3,381)	$—	$(7,284)	$(7,800)	$—	$7,800	$(7,284)

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2013
(Unaudited)

	Boyd Gaming Wholly Owned
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Total	Borgata (1)	LVE (Variable Interest Entity) (2)	Eliminations	Boyd Gaming Consolidated
Basic net loss per common share
Continuing operations				$(0.07)				$(0.07)
Discontinued operations				(0.01)				(0.01)
Basic net loss per common share				$(0.08)				$(0.08)
Weighted average basic shares outstanding				87,974				87,974

Diluted net loss per common share
Continuing operations				$(0.07)				$(0.07)
Discontinued operations				(0.01)				(0.01)
Diluted net loss per common share				$(0.08)				$(0.08)
Weighted average diluted shares outstanding				87,974				87,974

_______________________________________________

(1) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.
(2) Boyd Gaming's contractual agreements with LVE were terminated on March 4, 2013, in connection with the sale of the Echelon development site. As a result, Boyd Gaming ceased consolidation of LVE as of that date. The financial results presented for LVE include only that portion of the period that the variable interest entity was consolidated by Boyd Gaming.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, impairments of assets, asset transactions costs, loss on early extinguishments of debt and other operating charges, net, and Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, asset transactions costs, net gains on insurance settlements, impairments of assets, certain adjustments to property tax accruals, write-downs and other charges, net, accelerated amortization of deferred loan fees, gain or loss on early retirements of debt, other non-recurring adjustments, net, valuation adjustments related to the consolidation of Borgata, and Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s guidance for the full year 2014; that refinements to the Company’s operations are benefiting all segments of the business; the expectation for additional benefits as the economy recovers; that the Company is diligently focused on building long-term shareholder value; and future prospects for the Company. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects in Florida, California and other jurisdictions; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi and New Jersey. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.